UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 18, 2005

MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-27646	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

4742 N. 24th Street, Suite 455 Phoenix, Arizona	85016

(Address of Principal Executive Offices)	(Zip Code)

(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 18, 2005, Samuel C. Cowley has been elected to the Company’s Board of Directors. The appointment increases the total number of directors on the Board from seven to eight. Mr. Cowley is an independent director who will serve on the Audit Committee and the Corporate Governance and Nominating Committee.

Mr. Cowley will serve on the Board until the next annual meeting of shareholders at which time he is expected to be nominated for a three year term.

In connection with Mr. Cowley’s appointment as a director, on July 18, 2005, the Compensation Committee of the Board of Directors granted Mr. Cowley 3,500 shares of restricted stock, 50% of which will vest on the first anniversary of Mr. Cowley’s election to the Board of Directors and 50% of which will vest on the second anniversary.

A copy of the press release issued on July 20, 2005 announcing Mr. Cowley’s appointment is attached to this Report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

99.1	Press Release dated July 20, 2005, entitled “Matrixx Initiatives, Inc. Announces the Election of Samuel C. Cowley to the Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)

/s/ William J. Hemelt

William J. Hemelt
Executive Vice President, Chief Financial Officer and Treasurer

     Date: July 20, 2005

Exhibit Index

99.1	Press Release dated July 20, 2005, entitled “Matrixx Initiatives, Inc. Announces the Election of Samuel C. Cowley to the Board of Directors.”